Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 05, 2025 relating to the financial statements of TLGY Acquisition Corp, as of and for the year ended December 31, 2024 , which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 29, 2025